Exhibit 99.1
BigBear.ai Announces Third Quarter 2025 Results and Definitive Agreement to Acquire Ask Sage

•Announces definitive agreement to acquire Ask Sage, a fast-growing Generative AI platform for secure distribution of AI models and agentic AI capabilities, built specifically for defense and national security agencies and other highly-regulated sectors. AskSage is expected to deliver annual recurring revenues (ARR) of approximately $25 million in 2025 (non-GAAP), demonstrating a year-on-year increase of approximately six times AskSage's 2024 ARR. BigBear.ai will pay a total of $250 million for the whole business, subject to customary adjustments for indebtedness, cash and working capital.
•Sequential improvement to the balance sheet and record cash balance of $456.6 million, as of September 30, 2025, positioning the Company to accelerate growth.
•BigBear.ai continues to project full-year 2025 revenue between $125 million and $140 million.

McLean, VA– November 10, 2025 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the third quarter of 2025 and issued an investor presentation that has been posted to the Investor Relations section of the Company’s website.

“Today, I’m thrilled to announce that BigBear.ai has signed a definitive agreement to acquire Ask Sage, a cutting-edge and fast-growing Generative AI platform for secure distribution of AI models and agentic AI capabilities, built specifically for defense and national security agencies and other highly-regulated sectors. Ask Sage already supports more than 100,000 users on 16,000 government teams and across hundreds of commercial companies. It is a turnkey platform that’s in production today, at scale, in the environments that matter most,” said Kevin McAleenan, CEO of BigBear.ai.

“By integrating Ask Sage with BigBear.ai, we are creating what the market has been asking for: a secure, integrated AI platform that connects software, data, and mission services in one place,” continued McAleenan.

“Despite delays resulting from the government shutdown, we believe the potential for new business in the field of border security and defense remains strong, and we expect to see those opportunities, including accelerated spending resulting from the One Big Beautiful Bill, to materialize into contracts next year. BigBear.ai remains in a very strong position to benefit from the important task of delivering cutting-edge secure technology solutions to support national defense and the defense industrial base,” continued McAleenan.

“Subject to applicable approvals, we look forward to closing the Ask Sage acquisition and continuing to execute on our M&A strategy to drive rapid growth.” said Sean Ricker, CFO of BigBear.ai.

*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Financial Highlights
•Revenue decreased 20% to $33.1 million for the third quarter of 2025, compared to $41.5 million for the third quarter of 2024 primarily due to lower volume on certain Army programs.
•Gross margin was 22.4% in the third quarter of 2025, compared to 25.9% in the third quarter of 2024, primarily due higher margin programs in the third quarter of 2024 that were not repeated in the third quarter of 2025.
•Net income in the third quarter of 2025 was $2.5 million, compared to a net loss of $15.1 million for the third quarter of 2024. The decrease in net loss was primarily driven by non-cash changes in derivative liabilities of $26.1 million associated with changes in the fair value of the convertible features of the 2029 Notes and warrants, offset by an $8 million increase in SG&A.
•Non-GAAP Adjusted EBITDA* of $(9.4) million for the third quarter of 2025 compared to $0.9 million for the third quarter of 2024, primarily driven by decreased gross margin as well as an increase in SG&A.
•SG&A of $25.3 million for the third quarter of 2025 compared to $17.5 million for the third quarter of 2024. The year-over-year increase was primarily driven by an increase in marketing of $1.4 million, non-recurring strategic initiatives of $2.0 million and SG&A labor and fringe costs of $4.3 million.
•Backlog of $376 million as of September 30, 2025.

Financial Outlook

For the year-ended December 31, 2025, the Company continues to project:
•Revenue between $125 million and $140 million

The anticipated acquisition of Ask Sage, Inc. is expected to close late in the fourth quarter of 2025 or early in the first quarter of 2026 and therefore, the Company does not expect the financial results of the acquisition to have a material impact on the Company’s consolidated 2025 financial results.

The above information on financial outlook, and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Summary of Results for the Third Quarter Ended
September 30, 2025 and September 30, 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (expect per share amounts)	2025	2024	2025	2024
Revenues	$33,143	$41,505	$100,372	$114,409
Cost of revenues	25,714	30,739	77,442	85,594
Gross margin	7,429	10,766	22,930	28,815
Operating expenses:
Selling, general and administrative	25,255	17,485	69,474	57,797
Research and development	3,375	3,820	11,934	8,529
Restructuring charges	660	—	4,257	1,317
Transaction expenses	—	—	—	1,450
Goodwill impairment	—	—	70,636	85,000
Operating loss	(21,861)	(10,539)	(133,371)	(125,278)
Interest expense	4,604	6,552	14,139	19,389
Net (decrease) increase in fair value of derivatives	(26,125)	(1,330)	142,962	14,396
Loss on extinguishment of debt	—	—	2,577	—
Other income, net	(2,878)	(647)	(5,021)	(1,719)
Income (loss) before taxes	2,538	(15,114)	(288,028)	(157,344)
Income tax expense	17	21	56	22
Net income (loss)	$2,521	$(15,135)	$(288,084)	$(157,366)

Basic net income (loss) per share	$0.01	$(0.06)	$(0.87)	$(0.69)
Diluted net loss per share	$(0.03)	$(0.06)	$(0.87)	$(0.69)

Weighted-average shares outstanding:
Basic	396,589,354	249,951,542	331,973,873	227,900,950
Diluted	448,158,249	249,951,542	331,973,873	227,900,950

Consolidated Balance Sheets as of
September 30, 2025 and December 31, 2024
(Unaudited)

$ in thousands (except per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$456,580	$50,141
Held-to-maturity investments, net	130,084	—
Accounts receivable, less allowance for credit losses	24,371	38,953
Contract assets	2,180	895
Prepaid expenses and other current assets	6,546	3,768
Total current assets	619,761	93,757
Non-current assets:
Property and equipment, net	1,439	1,566
Goodwill	48,446	119,081
Intangible assets, net	112,670	119,119
Held-to-maturity investments, net	128,780	—
Right-of-use assets	7,309	9,263
Other non-current assets	1,351	990
Total assets	$919,756	$343,776

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,577	$8,455
Short-term debt, including current portion of long-term debt	—	818
Accrued liabilities	18,299	19,496
Contract liabilities	3,507	2,541
Current portion of long-term lease liability	1,073	1,068
Derivative liabilities	167,075	170,515
Other current liabilities	2,392	73
Total current liabilities	197,923	202,966
Non-current liabilities:
Long-term debt, net	104,852	135,404
Long-term lease liability	6,965	9,120
Total liabilities	309,740	347,490
Stockholders’ equity (deficit)
Common stock, par value $0.0001; 500,000,000 shares authorized and 435,777,718 shares issued and outstanding at September 30, 2025 and 251,554,378 shares issued and outstanding at December 31, 2024	46	26
Additional paid-in capital	1,527,239	625,130
Treasury stock, at cost 9,952,803 shares at September 30, 2025 and December 31, 2024	(57,350)	(57,350)
Accumulated deficit	(859,725)	(571,641)
Accumulated other comprehensive (loss) income	(194)	121
Total stockholders’ equity (deficit)	610,016	(3,714)
Total liabilities and stockholders’ equity	$919,756	$343,776

Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2025 and September 30, 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$2,521	$(15,135)	$(288,084)	$(157,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,127	3,394	11,048	8,740
Amortization of debt discount and issuance costs	2,159	3,516	6,949	10,259
Amortization of discount on HTM investments	(125)	—	(125)	—
Equity-based compensation expense	5,321	5,168	17,040	16,074
Goodwill impairment	—	—	70,636	85,000
Non-cash lease expense	1,330	190	1,954	553
Provision for doubtful accounts	—	44	351	220
Deferred income tax benefit	—	—	—	(37)
Loss on extinguishment of debt	—	—	2,577	—
(Decrease) increase in fair value of derivatives	(26,125)	(1,330)	142,962	14,396
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	3,972	836	14,239	(5,396)
(Increase) decrease in contract assets	(1,479)	(703)	(1,285)	3,078
(Increase) decrease in prepaid expenses and other assets	(2,546)	297	(3,138)	1,540
Increase (decrease) in accounts payable	2,150	(3,177)	(2,889)	(8,224)
Increase in accrued expenses	1,749	5,958	6,514	7,610
(Decrease) increase in contracts liabilities	(959)	(983)	966	486
(Decrease) increase in other liabilities	(1,680)	29	168	(246)
Net cash used in operating activities	(9,585)	(1,896)	(20,117)	(23,313)
Cash flows from investing activities:
Purchases of HTM investments	(258,739)	—	(258,739)	—
Acquisition of business, net of cash acquired	—	—	—	13,935
Purchases of property and equipment	(188)	(137)	(273)	(304)
Capitalized software development costs	(1,142)	(4,171)	(3,841)	(7,396)
Net cash (used in) provided by investing activities	(260,069)	(4,308)	(262,853)	6,235
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	—	—	64,673	53,809
Payment of RDO and PIPE transaction costs	—	—	(551)	—
Proceeds from at-the-market offerings	337,073	—	637,073	—
Payment of transaction costs for at-the-market offerings	(3,034)	—	(8,284)	—
Repayment of short-term borrowings	(367)	(417)	(818)	(1,229)
Payment of debt issuance costs to third parties	—	—	(4,679)	—
Proceeds from exercise of options	1,971	—	3,604	119
Issuance of common stock upon ESPP purchase	—	—	1,069	607
Payments of tax withholding from the issuance of common stock	(358)	(3)	(2,037)	(3,143)
Net cash provided by (used in) financing activities	335,285	(420)	690,050	50,163
Effect of foreign currency rate changes on cash and cash equivalents	104	(58)	(641)	(58)
Net increase (decrease) in cash and cash equivalents	65,735	(6,682)	406,439	33,027
Cash and cash equivalents at the beginning of the period	390,845	72,266	50,141	32,557
Cash and cash equivalents at the end of the period	$456,580	$65,584	$456,580	$65,584

EBITDA* and Adjusted EBITDA* for the Third Quarter Ended
September 30, 2025 and September 30, 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2025	2024	2025	2024
Net income (loss)	$2,521	$(15,135)	$(288,084)	$(157,366)
Interest expense	4,604	6,552	14,139	19,389
Interest income	(4,306)	(635)	(6,566)	(1,807)
Income tax expense	17	21	56	22
Depreciation and amortization	4,127	3,394	11,048	8,740
EBITDA	6,963	(5,803)	(269,407)	(131,022)
Adjustments:
Equity-based compensation	5,321	5,168	17,040	16,074
Employer payroll taxes related to equity-based compensation(1)	260	29	1,886	741
Net increase (decrease) in fair value of derivatives(2)	(26,125)	(1,330)	142,962	14,396
Restructuring charges(3)	660	—	4,257	1,317
Non-recurring strategic initiatives(4)	3,520	1,568	5,131	4,942
Non-recurring litigation(5)	—	574	30	1,119
Transaction expenses(6)	—	—	—	1,450
Non-recurring integration costs(7)	—	742	—	1,625
Goodwill impairment(8)	—	—	70,636	85,000
Loss on extinguishment of debt(9)	—	—	2,577	—
Adjusted EBITDA	$(9,401)	$948	$(24,888)	$(4,358)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The change in fair value of derivatives during the three months ended September 30, 2025 relates to the remeasurement of the 2025 warrants, IPO warrants and the 2026 and 2029 Notes Conversion Options derivative liabilities. The change during the nine months ended September 30, 2025, relates to the $14.0 million loss recorded upon the exercise of the 2024 RDO and 2024 PIPE Warrants (the “2024 Warrants”) and issuance of the warrants in 2025 (the “2025 Warrants”) in connection with the warrant exercise agreements entered into on February 5, 2025. During the nine months ended September 30, 2025, there was loss related to a mark-to-market adjustment of $59.9M adjustment for the debt to equity conversions during the period. There was a loss related to the fair market value adjustment on the 2025 warrants and the private warrants of $1.4 million. Additionally, there was a loss of $28.6 million and $2.3 million fair market value adjustments of the 2026 and 2029 Notes Conversion Options, respectively during the nine months ended September 30, 2025.

The increase in fair value of derivatives during the nine months ended September 30, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (collectively, the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $27.4 million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the nine months ended September 30, 2024. The decrease in fair value of derivatives during the three months ended September 30, 2024 relates to remeasurement of the 2024 Warrants and IPO Warrants’ fair value.
(3)	During the three and nine months ended September 30, 2025 and September 30, 2024, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees incurred in connection with discrete, non-recurring strategic initiatives, including business transformation and strategy realignment consulting services which management does not consider part of the Company’s ongoing operating expenses.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the nine months ended March 31, 2024 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the three months ended March 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam. During the six months ended June 30, 2025, the company recognized a non-cash goodwill impairment charge of $70.6 million, primarily driven by a change in forecast during the second quarter of 2025.
(9)	Loss on extinguishment of debt is related to voluntary conversions of the 2029 Notes to common stock and the related extinguishment of unamortized debt discount and debt costs.
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Adjusted EBITDA* Reconciliation for the Third Quarter Ended
September 30, 2025 and September 30, 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2025	2024	2025	2024
Revenue	$33,143	$41,505	$100,372	$114,409

Net income (loss)	2,521	(15,135)	(288,084)	(157,366)
Interest expense	4,604	6,552	14,139	19,389
Interest income	(4,306)	(635)	(6,566)	(1,807)
Income tax expense	17	21	56	22
Depreciation and amortization	4,127	3,394	11,048	8,740
EBITDA*	$6,963	$(5,803)	$(269,407)	$(131,022)

Adjustments:
Equity-based compensation	5,321	5,168	17,040	16,074
Employer payroll taxes related to equity-based compensation(1)	260	29	1,886	741
Net (decrease) increase in fair value of derivatives(2)	(26,125)	(1,330)	142,962	14,396
Restructuring charges(3)	660	—	4,257	1,317
Non-recurring strategic initiatives(4)	3,520	1,568	5,131	4,942
Non-recurring litigation(5)	—	574	30	1,119
Transaction expenses(6)	—	—	—	1,450
Non-recurring integration costs(7)	—	742	—	1,625
Goodwill impairment(8)	—	—	70,636	85,000
Loss on extinguishment of debt(9)	—	—	2,577	—
Adjusted EBITDA*	$(9,401)	$948	$(24,888)	$(4,358)
Gross Margin	22.4%	25.9%	22.8%	25.2%
Net Loss Margin	7.6%	(36.5)%	(287.0)%	(137.5)%
Adjusted EBITDA* Margin	(28.4)%	2.3%	(24.8)%	(3.8)%

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The change in fair value of derivatives during the three months ended September 30, 2025 relates to the remeasurement of the 2025 warrants, IPO warrants and the 2026 and 2029 Notes Conversion Options derivative liabilities. The change during the nine months ended September 30, 2025, relates to the $14.0 million loss recorded upon the exercise of the 2024 RDO and 2024 PIPE Warrants (the “2024 Warrants”) and issuance of the warrants in 2025 (the “2025 Warrants”) in connection with the warrant exercise agreements entered into on February 5, 2025. During the nine months ended September 30, 2025, there was loss related to a mark-to-market adjustment of $59.9M adjustment for the debt to equity conversions during the period. There was a loss related to the fair market value adjustment on the 2025 warrants and the private warrants of $1.4 million. Additionally, there was a loss of $28.6 million and $2.3 million fair market value adjustments of the 2026 and 2029 Notes Conversion Options, respectively during the nine months ended September 30, 2025.

The increase in fair value of derivatives during the nine months ended September 30, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (collectively, the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $27.4 million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the nine months ended September 30, 2024. The decrease in fair value of derivatives during the three months ended September 30, 2024 relates to remeasurement of the 2024 Warrants and IPO Warrants’ fair value.
(3)	During the three and nine months ended September 30, 2025 and September 30, 2024, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees incurred in connection with discrete, non-recurring strategic initiatives, including business transformation and strategy realignment consulting services which management does not consider part of the Company’s ongoing operating expenses.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the nine months ended March 31, 2024 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

(8)	During the three months ended March 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam. During the six months ended June 30, 2025, the company recognized a non-cash goodwill impairment charge of $70.6 million, primarily driven by a change in forecast during the second quarter of 2025.
(9)	Loss on extinguishment of debt is related to voluntary conversions of the 2029 Notes to common stock and the related extinguishment of unamortized debt discount and debt costs.
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Forward-Looking Statements

This release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, financial outlook, our business strategy and plans, our objectives for future operations, our planned acquisition of Ask Sage, Inc. and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements; budgetary constraints, including any potential constraints as a result of recent or future federal government layoffs, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies, including government shutdowns or the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience; the failure of contracts comprising backlog to result in revenue due to changes in funding, terminations for convenience, or option periods going unexercised; the impact of tariffs or other restrictive trade measures; implementation of spending limits or changes in budgetary constraints; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; potential delays or changes in the government appropriations or procurement processes; our ability to remediate a material weakness in our internal control over financial reporting; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; failure to consummate the proposed transaction with Ask Sage; failure to satisfy closing conditions to the proposed transaction with Ask Sage; the potential impact of announcement or consummation of the proposed transaction with Ask Sage on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this release. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so, except as may be required by law. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net income (loss) before interest expense, interest income, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring integration costs, non-recurring litigation, transaction expenses, goodwill impairment, and loss on extinguishment of debt.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables included in this release. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables included in this release.

About BigBear.ai
BigBear.ai is a leader in AI-powered decision intelligence solutions. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in McLean, Virginia, BigBear.ai is a public company traded on the NYSE under the symbol BBAI.

For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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